EXHIBIT E

Form of Letter from the Fund
to Investors in Connection with the Fund's Acceptance of Tenders of
Limited Partnership Interests

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE
INTEREST IN THE FUND.

[INSERT DATE]

SEI Account # ____________________

Account Name: __________________________

Dear Investor:

THE SEI STRUCTURED CREDIT FUND, LP (the "Fund") has received and accepted for purchase your tender of your limited partnership interest in the Fund.

Because you have tendered and the Fund has accepted your tender request, a cash payment of 90% of the purchase price of the interest you tendered, based on the unaudited net asset value of the Fund, estimated as of September 30, 2011, (the "Valuation Date"), in accordance with the terms of the tender offer, will be wire transferred to your account, in accordance with your Letter of Transmittal dated ____________, no later than November 4, 2011, unless the valuation date for this tender offer is changed.  Since you tendered your entire interest in the Fund, you will remain an Investor of the Fund only until the Valuation Date.

The terms of the tender offer provide that a contingent payment representing the balance of the purchase price, if any, will be paid to you promptly after the completion of the Fund's audit for its fiscal year ended December 31, 2011. We expect the audit to be completed by February 2012.

If you have any questions, please feel free to contact your account services director.

Sincerely,

SEI STRUCTURED CREDIT FUND, LP

Form of Letter from the Fund
to Investors in Connection with the Fund's Acceptance of Tenders of
Limited Partnership Interests

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR
INTEREST IN THE FUND.

[INSERT DATE]

SEI Account # ____________________

Account Name: __________________________

Dear Investor:

SEI STRUCTURED CREDIT FUND, LP (the "Fund") has received and accepted for purchase your tender of a portion of your limited partnership interest in the Fund.

Because you have tendered and the Fund has accepted your tender request, a cash payment in an amount equal to the purchase price of the portion of your interest tendered, based on the unaudited net asset value of the Fund, estimated as of September 30, 2011, in accordance with the terms of the tender offer, will be wire transferred to your account, in accordance with your Letter of Transmittal dated ____________, no later than November 4, 2011, unless the valuation date for this tender offer has changed, provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.  You will remain an Investor of the Fund with respect to the portion of your interest in the Fund that you did not tender.

If you have any questions, please feel free to contact your account service director.

Sincerely,

SEI STRUCTURED CREDIT FUND, LP

Form of Letter from the Fund
to Investors in Connection with the Fund's Payment of Tenders of
Limited Partnership Interests

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST
IN THE FUND.

[INSERT DATE]

Dear Investor:

As we advised you by letter dated __________________, SEI STRUCTURED CREDIT FUND, LP (the "Fund") has received and accepted for purchase your tender of your limited partnership interest in the Fund, which entitles you to payments equal to the value of your interest, in accordance with the terms of the tender offer.  Your statement will reflect the breakdown of your capital withdrawal resulting from our purchase of your interest in the Fund and the manner in which payment of the purchase price is being distributed, in accordance with the terms of the tender offer.

You have received a cash payment in an amount equal to 90% of the purchase price of the interest tendered, based on the unaudited net asset value of the Fund, estimated as of September 30, 2011.  The funds were wired directly into your account.  Since you tendered and the Fund accepted for purchase your entire interest, you remained an Investor of the Fund only until September 30, 2011.

The balance of the purchase price will be paid to you after the completion of the Fund's year-end audit for the fiscal year ending December 31, 2011, and is subject to year-end audit adjustment. This amount will be paid promptly after the conclusion of the year-end audit, or on such earlier date as the Fund’s Board of Directors may determine, according to the terms of the tender offer. We expect the audit to be completed by February 2012.

If you have any questions, please feel free to contact your account service director.

Sincerely,

SEI STRUCTURED CREDIT FUND, LP

Enclosure

Form of Letter from the Fund
to Investors in Connection with the Fund's Payment of Tenders of
Limited Partnership Interests

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR
INTEREST IN THE FUND.

[INSERT DATE]

Dear Investor:

As we advised you by letter dated __________________, SEI STRUCTURED CREDIT FUND, LP (the "Fund") has received and accepted for purchase your tender of a portion of your limited partnership interest in the Fund, which entitles you to payment equal to the value of your interest, in accordance with the terms of the tender offer.  Your statement will reflect the breakdown of your capital withdrawal resulting from our purchase of a portion your interest in the Fund and the manner in which payment of the purchase price is being distributed, in accordance with the terms of the tender offer.

You have received a cash payment in an amount equal to the purchase price of the portion of your interest tendered, based on the unaudited net asset value of the Fund, estimated as of September 30, 2011, provided that your account retained the required minimum balance, in accordance with the terms of the tender offer.  The funds were wired directly into your account. You remain an Investor of the Fund with respect to any portion of your interest in the Fund that you did not tender; with respect to the portion of your interest in the Fund that you did tender, you remained an Investor only until September 30, 2011.

If you have any questions, please feel free to contact your account service director.

Sincerely,

SEI STRUCTURED CREDIT FUND, LP

Enclosure